UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2014

ActiveCare, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-53570 (Commission File Number)	87-0578125 (IRS Employer Identification No.)

1365 West Business Park Drive, Orem, Utah 84058
(Address of principal executive offices, Zip Code)

(877) 219-6050
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.

Effective May 30, 2014, ActiveCare, Inc., a Delaware corporation (the “Registrant”) announced the voluntary resignation of Michael G. Acton as the Chief Financial Officer (“CFO”) and Corporate Secretary of the Registrant due to person health reasons.  Mr. Acton’s resignation is not due to any disagreements with the Registrant or any officer or director of the Registrant.  Mr. Acton will be a part-time consultant to the Registrant for three months to facilitate an orderly transition.

Effective May 30, 2014, the Board of Directors appointed Marc C. Bratsman as the principal financial and accounting officer of the Registrant, with the title of Chief Financial Officer; he will also serve as the Registrant’s Corporate Secretary.  He previously served since August 2013 as the Registrant’s Director of Accounting.  Mr. Bratsman began his career at Grant Thornton LLP in Seattle, Washington, where he gained experience managing and supervising financial statement audits of private and public companies in various industries, including technology, retail, distribution and manufacturing.  He left Grant Thornton LLP as an Audit Senior Manager in October 2011, and moved to Utah to be the CFO of a private midsize ecommerce company where he was responsible for all financial reporting and treasury functions during a time of significant revenue growth.  Mr. Bratsman is a Certified Public Accountant in the State of Washington and received a Bachelors degree and a Masters degree in Accounting from Brigham Young University.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ActiveCare, Inc.

By:	/s/ Marc C Bratsman
Marc C Bratsman Chief Financial Officer

Date: June 2, 2014